SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of Earliest Event Reported) October 3, 2002
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                        New World Restaurant Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



Delaware                         0-27148                              13-3690261
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(State or Other                (Commission                      (I.R.S. Employer
Jurisdiction of                File Number)                       Identification
Incorporation)                                                              No.)






                             246 Industrial Way West
                           Eatontown, New Jersey 07724
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               (Address of Principal Executive Offices) (Zip Code)



                                 (732) 544-0155
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              (Registrant's Telephone Number, Including Area Code)



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         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Reference is made to the New World Restaurant Group, Inc. press release attached hereto as Exhibit 99.1, and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the press release), relating to the further delay of the Company's second quarter filing due to the Company engaging its new auditors to reaudit its financial statements for the fiscal years ended December 31, 2000 and January 1, 2002 and to audit the nine-month period ending October 1, 2002.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

Exhibit           Description

99.1              Press Release issued October 3, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     NEW WORLD RESTAURANT GROUP, INC.






                                     BY:    /s/ Max Craig
                                           -----------------------------------
                                           Name:  Max Craig
                                           Title:  Chief Financial Officer



Date:  October 8, 2002

                                                                    Exhibit 99.1

               NEW WORLD'S NEW AUDITORS TO REAUDIT LAST TWO YEARS,
                       FURTHER DELAYING 2ND QUARTER FILING
                SAME-STORE SALES CONTINUE TO RISE IN 3RD QUARTER

         EATONTOWN,  N.J.  (10/3/02)--New  World  Restaurant Group (Pink Sheets:
NWCI) today announced that it has engaged its new independent auditors, Grant Thornton, LLP, to reaudit its financial statements for the fiscal years ended Dec. 31, 2000 and Jan. 1, 2002. This action follows notification from the company's previous independent auditors, Arthur Andersen LLP, that, due to New World's anticipated material restatements of 2000 and 2001, Andersen's opinion related to the company's 2000 and 2001 financial statements could no longer be relied upon. New World also has asked Grant Thornton to audit its financial statements for the nine-month period ending October 1, 2002.

         As previously announced, the anticipated restatements relate primarily to the accounting treatment of the company's increasing rate indebtedness, preferred stock, and related warrants to purchase stock. The anticipated restatements are expected to primarily involve non-cash components of interest expense, preferred dividends and accretion and earnings per share.

         As a result of these actions, the filing of the company's Form 10-Q reports for the second and third quarters of fiscal 2002, as well as the restated, reaudited results for the historical periods, will be delayed until these audits are completed.

         On July 29, 2002, New World announced that it had replaced Arthur Andersen with Grant Thornton as its auditor. On August 22, the company disclosed that the filing of its Form 10-Q for the second quarter of fiscal 2002 would be delayed by anticipated restatements of its financial statements for the four trailing quarters.

         Andersen had issued unqualified opinions on the company's consolidated financial statements for the past two fiscal years, and those opinions were included in the company's Form 10-K filings for those years.

         The company had previously announced that it expects adjusted EBITDA for the quarter ended July 2, 2002, to approximate $11.4 million. CEO Anthony Wedo also had said that same-store sales for company operated Einstein/Noah locations rose 1.7 percent in the second quarter over the same period last year, and were continuing to increase in the third quarter.

         New World is a leading company in the quick casual sandwich industry, the fastest-growing restaurant segment. The company operates locations primarily under the Einstein Bros and Noah's New York Bagels brands and primarily franchises locations under the Manhattan Bagel and Chesapeake Bagel Bakery brands. As of October 1, 2002, the company's retail system consisted of 458 company-owned locations and 289 franchised and licensed locations in

34 states. The company also operates one dough production facility and one coffee roasting plant.

                                      ****
Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would," "believe" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the company's SEC filings.

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CONTACT:
Media/Investors:   Bill   Parness,   Parness  &  Associates,   (732)   290-0121;
parnespr@optonline.net